SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

ORCHID BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30267	22-3392819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750–2200

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Item 5. Other Events.

On April 2, 2003, Orchid BioSciences, Inc. publicly disseminated a press release announcing that it had completed a $16 million private placement on March 31, 2003. The information contained in the press release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Orchid BioSciences, Inc.
4.1	Warrant, dated March 31, 2003, issued to investors.
10.1	Securities Purchase Agreement, dated March 31, 2003, between Orchid BioSciences, Inc. and the Purchasers set forth on the execution pages thereof.
10.2	Registration Rights Agreement, dated March 31, 2003.
10.3	First Amendment to Rights Agreement, dated as of March 31, 2003, by and between Orchid BioSciences, Inc., and American Stock Transfer & Trust Company as rights agent.
99.1	Press release, dated April 2, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID BIOSCIENCES, INC.
(Registrant)

Date: April 2, 2003	By:	/s/ ANDREW SAVADELIS
	Name:	Andrew P. Savadelis
	Title:	Sr. Vice President, Finance and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Orchid BioSciences, Inc.
4.1	Warrant, dated March 31, 2003, issued to investors.
10.1	Securities Purchase Agreement, dated March 31, 2003, between Orchid BioSciences, Inc. and the Purchasers set forth on the execution pages thereof.
10.2	Registration Rights Agreement, dated March 31, 2003.
10.3	First Amendment to Rights Agreement, dated as of March 31, 2003, by and between Orchid BioSciences, Inc., and American Stock Transfer & Trust Company as rights agent.
99.1	Press release, dated April 2, 2003.